UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41608	98-1480821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Gateway Blvd., Suite 900 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (650) 457-1978

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange Trading Symbol(s)	On Which Registered
American Depositary Shares (ADSs), each representing three ordinary shares, par value $0.0001 per ordinary share	GPCR	Nasdaq Global Market

Ordinary shares, par value $0.0001 per share*		Nasdaq Global Market*

* Not for trading, but only in connection with the registration of the American Depositary Shares

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 8, 2025, Structure Therapeutics Inc. (the Company) issued a press release announcing data from its ACCESS clinical program of aleniglipron, the company’s once-daily oral small molecule glucagon-like-peptide-1 (GLP-1) receptor agonist (GLP1-RA) for the treatment of obesity. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On December 8, 2025, the Company made available on its website an investor presentation to be shared with investors and others from time to time. A copy of this presentation is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and in the press release and investor presentation attached hereto as Exhibits 99.1 and 99.2, respectively, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 8.01 Other Events.

Summary of Data from the ACCESS Clinical Program

The Company’s ACCESS clinical program includes 36-week data from the core Phase 2b ACCESS study and exploratory ACCESS II study, and interim data from Phase 2 body composition study and Phase 2b ACCESS open label extension (OLE) study, as follows:

•	The Phase 2b ACCESS study demonstrated a placebo-adjusted mean weight loss of 11.3% with 120 mg dose at 36 weeks.

•	The exploratory ACCESS II dose exploration study demonstrated a placebo-adjusted mean weight loss of 15.3% at 240 mg at 36 weeks.

•	No adverse event-related treatment discontinuations were observed when starting at the lower 2.5 mg dose in ACCESS Open Label Extension and Body Composition Study

•	The Company believes that the data from the ACCESS clinical program supports and informs the advancement to Phase 3 clinical development program in mid-2026.

The description of each study and the data observed is set forth below.

Phase 2b ACCESS study - Evaluating target doses of up to 120 mg

The core 36-week Phase 2b ACCESS study was a randomized, double-blind, placebo-controlled, Phase 2b dose-range finding clinical study that enrolled 230 adult participants living with obesity (body mass index (BMI) ≥ 30 kg/m2), or overweight (BMI ≥ 27 kg/m2) with at least one weight-related comorbidity. Participants were enrolled in 36 participating sites across the United States. Participant ages ranged from 49 to 52 years and participants were predominantly female (53% to 55%) with a baseline BMI of 39. HbA1c and blood pressure, according to the eligibility criteria, were within normal limits. All participants were randomized 3:1 (active:placebo) and started at 5 mg of aleniglipron (or placebo) with a 4-week titration schedule, reaching target doses of 45 mg, 90 mg or 120 mg once-daily.

Each of the three doses in the ACCESS study achieved statistical significance on the primary endpoint and all key secondary endpoints. Primary efficacy estimand1 results at 36 weeks are as follows:

	Aleniglipron 45 mg	Aleniglipron 90 mg	Aleniglipron 120 mg	Placebo
Mean percent change in body weight at 36 weeks compared to baseline	-9.0	-10.7	-12.1	-0.8
Placebo-adjusted mean percent change in body weight at 36 weeks compared to baseline	-8.2	-9.8	-11.3	-
P-value	p<0.0001	p<0.0001	p<0.0001	-

At week 36, key secondary endpoints in the study show that 86% of participants in the aleniglipron 120 mg dose cohort achieved at least 5% weight loss and 70% achieved at least 10% weight loss. In addition, aleniglipron demonstrated clinically meaningful improvements in systolic blood pressure (-6.4 to -7.5 mmHg) and HbA1c (-0.28% to -0.37%).

Aleniglipron demonstrated a tolerability profile consistent with the GLP-1 receptor agonist class following repeated, once-daily dosing of up to 120 mg in the Phase 2b ACCESS study. As expected for the GLP1-RA drug class, the most common AEs were gastrointestinal (GI)-related and the two most common AEs in the titration phase were nausea and vomiting. AEs were generally observed early in treatment. In the Phase 2b ACCESS study, the AE-related treatment discontinuation rate ranged from 7.7% - 13.3% between all doses, with a mean 10.4% across all active arms in the study.

Exploratory ACCESS II Study - Evaluating higher doses up to 240 mg

ACCESS II is a randomized, double-blind, placebo-controlled, clinical study of aleniglipron that enrolled 85 adult participants living with obesity, or overweight with at least one weight-related comorbidity. Participants were enrolled in ten sites across the United States. The study was designed to evaluate two higher doses of aleniglipron. Participants started at 5 mg of aleniglipron (or placebo) and followed a 4-week titration schedule up to target doses of 120 mg, 180 mg and 240 mg. Twelve participants were part of the sentinel group which aimed to provide preliminary data at the 180 mg/day dose to the independent data monitoring committee before moving to higher doses in the main part of the study, which included 73 participants, 61 allocated to aleniglipron and 12 to placebo. At week 28, the remaining participants at 120 mg of aleniglipron were rerandomized to stay on 120 mg, titrate to 180 mg, or titrate to 180 mg to ultimately reach 240 mg. The 44-week study remains ongoing with data from a prespecified 36-week analysis currently available.

At 36 weeks, each of the three dose cohorts in the ACCESS II study met statistical significance compared to placebo. Primary efficacy estimand results at 36 weeks are as follows:

	Aleniglipron 120 mg	Aleniglipron 180 mg	Aleniglipron 240 mg	Placebo
Mean percent change in body weight at 36 weeks compared to baseline	-13.1	-13.3	-14.2	+1.0
Placebo-adjusted mean percent change in body weight at 36 weeks compared to baseline	-14.1	-14.4	-15.3	-
P-value	p<0.0001	p<0.0001	p<0.0001	-

Aleniglipron demonstrated a tolerability profile consistent with the GLP1-RA class following repeated, once-daily dosing of up to 240 mg. As expected for the GLP1-RA drug class, the most common AEs were gastrointestinal (GI)-related and the two most common AEs in the titration phase were nausea and vomiting. AEs were generally observed early in treatment.

1 The primary efficacy estimand represents efficacy had all randomized participants remained on study treatment (with possible dose interruptions and/or dose modifications) for 36 weeks without initiating rescue weight management treatments or surgeries.

Body Composition Study - Evaluating lower 2.5 mg starting dose

The Company is currently conducting a randomized, placebo-controlled body composition study that enrolled 71 adult participants to assess the effect of aleniglipron (up to 120 mg) on body fat loss over a 40-week evaluation period. Participants with similar eligibility criteria to the previous studies were enrolled in 11 sites in the United States. 59 participants were randomized to the aleniglipron treatment arm, started at a 2.5 mg dose, and titrated up monthly to a target dose of 120 mg. Data from a pre-specified interim analysis after a median follow-up time of approximately 10 weeks showed that starting at a lower dose of 2.5 mg for the first four weeks meaningfully improved tolerability compared to what was observed at a starting titration dose of 5 mg in the ACCESS and ACCESS II studies, with no AE-related treatment discontinuations observed at the initial 2.5 mg dose or the subsequent 5 mg dose.

ACCESS OLE Study - Following randomized 36-week period, evaluating lower 2.5mg starting dose

Following the 36-week randomized controlled portion of the Phase 2b ACCESS study, the majority of eligible ACCESS participants enrolled in ACCESS OLE. An initial analysis from the ongoing OLE demonstrates continuing weight loss in all dose cohorts out to 44 weeks, showing no evidence of weight loss plateau and proportional pharmacokinetic exposure up to 240 mg. Participants in the Phase 2b ACCESS study are provided an option to roll over into an OLE and receive aleniglipron for an additional 36 weeks.

In the ACCESS OLE study, participants who received placebo in the initial double-blind portion transitioned to aleniglipron at a starting dose of 2.5 mg and titrate monthly to a target dose of 120 mg. Initial data from this group of participants after eight weeks of treatment are consistent with the findings from the body composition study, showing that starting at a 2.5 mg titration dose meaningfully improved tolerability compared to what was observed in the starting 5 mg titration dose in ACCESS and ACCESS II studies, with no AE-related treatment discontinuations at the initial 2.5 mg or the subsequent 5 mg dose.

Aleniglipron Safety

Aleniglipron demonstrated a compelling safety profile across all studies. Importantly, there were no cases of drug-induced liver injury, no persistent liver enzyme elevations, and no QTc prolongation across all aleniglipron studies.

Phase 3 Preparation

Data from ACCESS, ACCESS II, body composition, and the ACCESS OLE studies provide a strong foundation to advance aleniglipron into Phase 3 clinical development and the Company expects to report topline results for these studies in the first half of 2026. The Company plans to request a Type B End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) in the first half of 2026 to finalize the Phase 3 design, which is currently designed with a starting titration dose of 2.5 mg with the intent to evaluate multiple doses up to 240 mg. The Company anticipates initiating the Phase 3 program by mid-2026.

In the second half of 2026, the Company expects to report topline results from its maintenance switching study evaluating the transition from an approved injectable GLP1-RA injectable to aleniglipron for weight loss maintenance (SWITCH study), and its Phase 2 randomized placebo controlled study assessing aleniglipron at doses of up to 240mg in patients living with obesity or overweight and type 2 diabetes mellitus (T2DM study). Additionally, the Company expects to receive Phase 1 study results for ACCG-2671, its dual amylin calcitonin receptor agonist (DACRA) and to initiate a Phase 1 study for its second DACRA development candidate, ACCG-3535, in the second half of 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning: the Company’s future plans and prospects; any expectations regarding the potential benefits, tolerability and safety profile, accessibility, scalability, combinability, capability, efficacy, convenience, expected effects and future application of aleniglipron; the belief that data to date from the Phase 2b ACCESS, exploratory ACCESS II, body composition, and the Phase 2b ACCESS OLE studies support and inform advancement of the Phase 3 clinical development of aleniglipron; the expected timing for the meeting with the FDA to finalize the Phase 3 trial design and the Phase 3 program initiation of aleniglipron; the expected timing of topline data readouts from the exploratory ACCESS II, body composition, the Phase 2b ACCESS OLE, SWITCH and T2DM studies; the planned initiation of the ACCG-3535 Phase 1 study and the timing thereof; the expected timing of study results from the Phase 1 ACCG-2671 study; and any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials. In addition, when or if used in this Current Report on Form 8-K, the words and phrases “anticipate,” “believe,” “expect,” “may,” “plan,” “potential,” “to be,” “will,” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation: risks and uncertainties related to topline results that the Company reports are based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such topline data may not accurately reflect the complete results of a clinical trial, the preliminary nature of the results due to the length of the study and sample size and the results from earlier clinical studies not necessarily being predictive of future results; potential delays in the commencement, enrollment and completion of the Company’s planned clinical studies; the Company’s ability to advance aleniglipron, ACCG-2671, ACCG-3535, ANPA-0073, LTSE-2578, and its other therapeutic candidates, obtain regulatory approval of, and ultimately commercialize the Company’s therapeutic candidates; competitive products or approaches limiting the commercial value of the Company’s product candidates; the timing and results of preclinical and clinical studies; the Company’s ability to fund development activities and achieve development goals; the Company's reliance on third parties, including clinical research organizations, manufacturers, suppliers and collaborators, over which it may not always have full control; general geopolitical and macroeconomic conditions, including as a result of tariffs and various global conflicts; the Company’s ability to protect its intellectual property; and other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including the Company’s latest Quarterly Report on Form 10-Q and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 8, 2025.

99.2	Investor Presentation, dated December 8, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Structure Therapeutics Inc.

Date: December 8, 2025	By:	/s/ Raymond Stevens
Raymond Stevens, Ph.D.
Chief Executive Officer